                                                                      EXHIBIT 11

                      METROMEDIA INTERNATIONAL GROUP, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              THREE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Loss per common share--Basic (A):
  Continuing operations.....................................  $(22,203)  $(51,547)
  Cumulative convertible preferred stock dividend
    requirement.............................................    (3,752)    (3,752)
                                                              --------   --------
  Continuing operations attributable to common stock
    shareholders............................................   (25,955)   (55,299)
  Discontinued operations...................................        --    (12,776)
                                                              --------   --------
  Net loss attributable to common stock shareholders........  $(25,955)  $(68,075)
                                                              ========   ========
Weighted average common stock shares outstanding during the
  period....................................................    94,035     69,172
                                                              ========   ========
Loss per common share--Basic:
  Continuing operations.....................................  $  (0.28)  $  (0.80)
  Discontinued operations...................................        --      (0.18)
                                                              --------   --------
  Net loss..................................................  $  (0.28)  $  (0.98)
                                                              ========   ========

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Loss per common share--Basic (A):
  Continuing operations.....................................  $(55,336)  $(74,424)
  Cumulative convertible preferred stock dividend
    requirement.............................................   (11,256)   (11,256)
                                                              --------   --------
  Continuing operations attributable to common stock
    shareholders............................................   (66,592)   (85,680)
  Discontinued operations...................................        --    (12,776)
                                                              --------   --------
  Net loss attributable to common stock shareholders........  $(66,592)  $(98,456)
                                                              ========   ========
Weighted average common stock shares outstanding during the
  period....................................................    93,959     69,149
                                                              ========   ========
Loss per common share--Basic:
  Continuing operations.....................................  $  (0.71)  $  (1.24)
  Discontinued operations...................................        --      (0.18)
                                                              --------   --------
  Net loss..................................................  $  (0.71)  $  (1.42)
                                                              ========   ========

------------------------

(A) In calculating diluted earnings per share, no potential shares of common stock are to be included in the computation of diluted earnings per share when a loss from continuing operations available to common stockholders exists. For the three and nine months ended September 30, 2000 and 1999, the Company had a loss from continuing operations.